                                                                    EXHIBIT 4(i)


                            IMPATH LABORATORIES INC.
                             1989 STOCK OPTION PLAN


             1.   Purposes of the Plan.  The purposes of this Plan are to
                  --------------------
     attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to all the Employees and Consultants of the Company and to promote the success of the Company's business.

             It is intended that each Option granted hereunder will either qualify as an "incentive stock option", as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") or be a "non-statutory stock option."

             2.   Definitions.  As used herein, the following definitions shall
                  -----------
     apply:

               (a) "Board" shall mean the Committee, if one has been appointed,
                    -----
     or the Board of Directors of the Company, if no Committee is appointed.

               (b) "Committee" shall mean the Committee appointed by the Board
                    ---------
     of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

               (c) "Common Stock" shall mean the Common Stock of the Company.
                    ------------

               (d) "Company" shall mean IMPATH LABORATORIES INC., a Delaware
                    -------
     corporation.

               (e) "Consultant" shall mean any person or entity who or which is
                    ----------
     engaged by the Company or any Parent or Subsidiary of the Company to render consulting services and is compensated for such consulting services and any director of the Company whether compensated for such services or not; provided that, in the event the Company registers any security under
     Section 12 of the Securities Exchange Act of 1934, as amended, the term Consultant shall thereafter not include directors who are not compensated for their services and are paid only a director's fee by the Company.

               (f) "Continuous Status as an Employee/Consultant" shall mean the
                    -------------------------------------------
     absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an - Employee/Consultant shall not be considered interrupted while an Employee/Consultant is on sick leave, military leave, or any other leave of absence approved by the Board, if the period of such leave does not exceed 90 days, or, if longer, so long as the Employee's or Consultant's right to reemployment or to continue consulting services, as the case may be, with the Company or any Parent or Subsidiary is guaranteed either by statute or by contract.

               (g) "Employee" shall mean any person, including an officer or
                    --------
     director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

               (h) "Incentive Stock Option" shall mean an option intended to
                    ----------------------
     qualify as an incentive stock option within the meaning of Section 422A(b) of the Code.

               (i) "Non-Statutory Stock Option" shall mean an option which is
                    --------------------------
     not intended to qualify as an Incentive Stock Option.

               (j) "Option" shall mean an option which is granted pursuant to
                    ------
     the Plan to purchase shares of Common Stock of the Company.

               (k) "Optioned Stock" shall mean the shares of Common Stock
                    --------------
     subject to an Option.

               (l) "Optionee" shall mean an Employee or Consultant to whom an
                    --------
     Option has been granted.

               (m) "Parent" shall mean a "parent corporation," whether now or
                    ------
     hereafter existing, as defined in Section 425(e) of the Code.

               (n) "Plan" shall mean this 1989 Stock Option Plan.
                    ----

               (o) "Share" shall mean a share of Common Stock.
                    -----

               (p) "Subsidiary" shall mean a "subsidiary corporation," whether
                    ----------
     now or hereafter existing, as defined in Section 425(f) of the Code.

             3.   Stock Subject to the Plan.  Subject to the provisions of
                  -------------------------
     Section 11 of the Plan, the aggregate number of Shares which may be optioned and sold under the Plan is 575,000. The Shares may be authorized, but unissued, or reacquired Common Stock.

             If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

             4.   Administration Of the Plan.
                  --------------------------

               (a) Procedure.  The Plan shall be administered by the Board of
                   ---------
     Directors of the Company.

               (i) The Board of Directors may appoint a Committee consisting of not less than three members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall have all the powers and rights with respect to the Plan as the Board of Directors shall have and shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan.

     Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

               (ii) Notwithstanding the foregoing subparagraph (i), if the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall, from the effective date of such registration until six months after the term of such registration, be administered as follows:

     The Plan shall continue to be administered by the Board of Directors; provided, however, that if a majority of the Board of Directors is eligible to be granted Options or has been eligible at any time within the preceding year, a Committee must be appointed to administer the Plan as provided below.

     The Board of Directors may appoint a Committee consisting of not less than three members of the Board of Directors, none of whom is eligible or has been eligible at any time within the preceding year to be granted Options, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a person who is eligible or has been eligible at any time within the preceding year to be granted Options serve on the Committee, nor shall a Committee of less than three members administer the Plan.

     Members of the Board of Directors who are either presently eligible or who have been eligible at any time within the preceding year for Options may not vote on any matters affecting the administration of the Plan nor on the grant of any Options pursuant to the Plan, but any such member may be counted in determining the existence of a quorum at any meeting of the Board of Directors during which action is taken with respect to the granting of Options or the administration of the Plan.

               (b) Powers of the Board.  Subject to the provisions of the Plan,
                   -------------------
     the Board shall have the authority, in its discretion: (i) to grant Options; (ii) to determine, in accordance with Section 8(b) of the Plan, the fair market value per Share of the Common Stock; (iii) to determine, in accordance with Section 8(a) or the Plan, the exercise price per Share at which Options may be exercised; (iv) to determine the Employees and Consultants to whom, and the time or times at which, options shall be granted, the number of Shares to be represented by each Option and whether such Options shall be Incentive Stock Options, Non-Statutory Stock Options, or any combination thereof; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, to modify or amend any outstanding Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any outstanding option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

               (c) Effect of Board's Decision.  All decisions, determinations
                   --------------------------
     and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

             5.  Eligibility.
                 -----------

               (a) Incentive Stock Options may be granted only to Employees. Non-Statutory Stock Options may be granted to either Employees or Consultants. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

               (b) The Plan shall not confer upon any Optionee any right with respect to continuation of employment by, or consulting relationship with, the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

               (c) $100 000 Limitation on Annual Vesting of Incentive Stock
                   --------------------------------------------------------
     Options.  Subject to the provisions of this Section 5, to the extent that
     -------
     the aggregate fair market value of Shares with respect to which Incentive Stock Options (determined without regard to the provisions of this Section
     5) are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Parent and Subsidiary) exceeds $100,000, such Options shall be treated as Options that are Non-Statutory Stock Options. For purposes of this rule, which shall be applied by taking Options into account in the order in which they were granted, the fair market value of any Shares shall be determined as of the time the Option with respect to such Shares is granted.

             6.  Term of Plan.  The Plan shall become effective upon the date
                 ------------
     of its adoption by the Board of Directors or, if earlier, the date of its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten (10) years from such date, unless sooner terminated under Section 13 of the Plan.

             7.  Term of Option.  The term of each Option shall be ten (10)
                 --------------
     years from the date of grant thereof or such shorter term as may be determined by the Board. However, in the case of any Incentive Stock Option granted to an Employee who, at the time of grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of such Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be determined by the Board.

             8.  Exercise Price and Method of Payment.
                 ------------------------------------

               (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but in the case of an Incentive Stock Option, such price shall not be less than 100% (or, in the case of an Incentive Stock Option granted to an Employee who, at the time of grant, owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, 110%) of the fair market value per Share on the date such option was granted.

               (b) The fair market value per Share shall be such amount as the Board, in its sole discretion shall determine; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated-Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the mean of the highest and lowest sales prices of the Common Stock on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

               (c) Payment for the Shares upon exercise of an Option shall be made in cash, or by check, promissory note, or if authorized by the Board, by delivery of other Shares having a fair market value on the date of delivery equal to the aggregate exercise price of the Shares as to which said Option is being exercised, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and as may be authorized by the Board.

             9.  Exercise of Option.
                 ------------------

               (a) Procedure for Exercise; Rights as a Shareholder.  Any Option
                   -----------------------------------------------
     granted hereunder shall be exercisable at such times under such conditions as shall be determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any form of consideration and method of payment allowable under
     Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date as of which the stock certificate is issued, except as provided in Section 11 of the Plan.

               Each exercise of an Option shall reduce, pro tanto, the total number of Shares that may thereafter be purchased under such Option. Subject to the provisions of Section 5(c), in no event shall the exercise of an Incentive Stock Option by an Employee have any effect on the exercise
     of any Non-Statutory Stock Options granted to such   Employee, nor shall
     the exercise of a Non-Statutory Stock Option have any effect on the exercise of any Incentive Stock Options granted to such Employee.

               (b) Termination of Status as an Employee or Consultant.  If an
                   --------------------------------------------------
     Optionee ceases to be an Employee or ceases to serve as a Consultant, he may, but only within thirty (30) days after the date he ceases to be an Employee or Consultant, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at such date, or does not exercise it within the time specified herein, the Option shall terminate.

               (c) Notwithstanding the provisions of Section 9(b) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship with the Company as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at such date, or if he does not exercise it within the time specified herein, the Option shall terminate.

               (d) Death of Optionee.  Upon the death of an Optionee, any Option
                   -----------------
     held by him shall terminate and be of no further effect, except as provided below:

               (i) If the Optionee's death occurs during the term of the Option and, at the time of his death the Optionee was an Employee or Consultant of the Company and had been in Continuous Status as an Employee/Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only as to the number of Shares subject to the Option as to which the right to exercise had accrued to the Optionee at the date of death.

               (ii) If the Optionee's death occurs within thirty (30) days after the termination of his Continuous Status as an Employee/Consultant, the Option may be exercised, at any time within three (3) months following the date of the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

             10.  Non-Transferability of Options.  Any Option granted
                  ------------------------------
     hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

             11.  Adjustments Upon Chances in Capitalization or Merger.
                  ----------------------------------------------------
     Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the aggregate number of Shares which have been authorized for issuance under the Plan, as well as the exercise price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

               In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

             12.  Time of Granting Options.  Any Option granted hereunder
                  ------------------------
     shall be deemed to have been granted on the date on which the Board makes its determination to grant such Option to the optionee. Written notice of the Board's determination to grant an Option to an Employee shall be given to such Employee within a reasonable time after the date of such grant.

             13.  Amendment and Termination of the Plan.
                  -------------------------------------

               (a) Amendment and Termination.  The Board may terminate the Plan
                   -------------------------
     at any time. The Board may amend the Plan at any time in such respects as the Board may deem advisable; provided, that the following amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

               (i) any change in the aggregate number of Shares which may be optioned and sold under the Plan, other than in connection with an adjustment under Section 11 of the Plan;

               (ii) any change in the designation of the class of employees eligible to be granted Incentive Stock Options; or

               (iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such amendment, any change in the Plan which would materially increase the benefits accruing to participants under the Plan.

               (b) Effect of Amendment or Termination.  The amendment or
                   ----------------------------------
     termination of the Plan shall not change in any way the rights and obligations under any Option which was granted to an Optionee prior to such amendment or termination, unless the Optionee shall have consented to such change in writing.

             14.  Conditions Upon Issuance of Shares.  Shares shall not be
                  ----------------------------------
     issued pursuant to the exercise of an Option unless (a) the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, and (b) the Optionee exercises Options for the lesser of
     (i) one hundred (100) Shares, or (ii) all of the Shares then subject to his Options.

               As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

             15.  Reservation of Shares.  The Company, during the term of this
                  ---------------------
     Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

               Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

             16.  Option Agreement.  Options shall be evidenced by written
                  ----------------
     option agreements in such form as the Board shall approve, and shall contain, in the case of Incentive Stock Options, such provisions as shall be necessary for the Option to which such agreement relates to qualify as to an Incentive Stock Option.

             17.  Shareholder Approval.  If the Plan is adopted by action of
                  --------------------
     the Board of Directors prior to approval by the Company's shareholders, continuance of the Plan shall be subject to approval of the Plan by the shareholders of the Company within 12 months after the date on which the Plan is so adopted.

               With respect to any amendment of the Plan requiring approval of the Company's shareholders, such approval shall be obtained within 12 months before or after the date such amendment is adopted; provided, that if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such amendment, such amendment shall not become effective until such approval has been obtained.

               If, after the Plan has been adopted, the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the Plan and all amendments thereto since the Plan's adoption shall be submitted to the shareholders of the Company for their approval. Such approval shall be obtained at or prior to the first annual meeting of shareholders held subsequent to the first such registration of securities. Such approval of the shareholders, and their approval of any subsequent amendment to the Plan requiring their approval, shall be solicited: (i) substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; or (ii) after the Company has furnished in writing to the shareholders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations then in effect under Section 14(a).

                                 AMENDMENTS TO
                                  IMPATH INC.
                             1989 STOCK OPTION PLAN
                             ----------------------


               1. Section 2(e) of the Plan is hereby amended to read as follows:

               "(e)  "Consultant" shall mean any person or entity who or which
                      ----------
          is engaged by the Company or any Parent or Subsidiary of the Company to render consulting services and is compensated for such consulting services and any director of the Company whether compensated for such services or not."

               2. The first sentence of Section 3 of the Plan is hereby amended to read as follows:

               "Subject to the provisions of Section 11 of the Plan, the aggregate number of Shares which may be optioned and sold under the Plan is 2,496,478."

               3. Section 4(a)(ii) of the Plan is hereby amended to read as follows:

               "(ii) Notwithstanding any provision contained in the Plan to the contrary, during any period subsequent to the registration by the Company of any class of equity securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Plan shall be administered by the Committee and, while any member of the Committee shall not be a "disinterested person" as defined in Rule 16b-3 under the Exchange Act, as such Rule was in effect at April 30, 1991, then, the terms and conditions of Options granted under the Plan to any director of the Company during such period shall be as follows:

               (1) The price at which each Share subject to an Option may be purchased shall, subject to any adjustments which may be made pursuant to Section 11, in no event be less than the fair market value per Share on the date of grant, and provided further that in the event the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Parent or Subsidiary, the price per Share shall not be less than 110% of the fair market value per Share on the date of grant.

               (2) The Option may be exercised to purchase Shares covered by the Option not sooner than six months following the date of grant. The Option shall terminate and no Shares of Stock may be purchased thereunder more than ten years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant stock possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Parent or Subsidiary, the Option shall terminate and no Shares may be purchased thereunder more than five years after the date of grant.

               (3) The maximum number of Shares of Common Stock which may be subject to Options granted to all directors pursuant to this Section 4(a)(ii) shall be 700,000 Shares in the aggregate and the maximum number of Shares of Common Stock which may be subject to Options granted to any director (including any Options granted under the Plan to a director in his or her position as an officer or employee of the Company) shall be 100,000 Shares.